Exhibit 99.1

SumTotal Systems Reports Second Quarter 2007 Results

GAAP Revenue Up 20% Year-over-Year

MOUNTAIN VIEW, Calif. – July 31, 2007 – SumTotal® Systems (Nasdaq: SUMT), a global provider of talent and learning management solutions, announced its financial results for the second quarter ended June 30, 2007.

Second Quarter 2007 Results

On a Generally Accepted Accounting Principles (GAAP) basis, total revenue for the second quarter of 2007 was $30.2 million, an increase of 20% from the $25.1 million reported in the second quarter of 2006. GAAP net loss was $1.5 million, or $0.05 per share on a basic and diluted basis, compared to a net loss of $2.3 million, or $0.09 per share on a basic and diluted basis in the same quarter of 2006. Subscription and support revenue increased 29% to $15.1 million from $11.7 million in the second quarter of 2006.

Deferred revenue increased 28% year-over-year to end the second quarter of 2007 at $35.9 million, compared to $28.1 million for the same quarter of the previous year.

Cash flow from operating activities for the quarter was $6.5 million compared to $4.4 million for the same period last year.

Non-GAAP revenue in the second quarter increased 15% to $30.5 million from $26.5 million reported for the second quarter of 2006. Non-GAAP net income was $1.9 million, or $0.06 on a diluted basis, compared to net income of $2.3 million, or $0.09 on a diluted basis in the same quarter of 2006. Subscription and support revenue increased 22% to $15.4 million from $12.6 million in the same quarter last year.

Non-GAAP results exclude the impact of certain one-time charges primarily related to restructuring activities, and non-cash accounting adjustments and charges primarily related to acquisition accounting, stock-based compensation, and any related income tax effects. A reconciliation to the GAAP results is provided in the attached statements.

“In the second quarter, we achieved record revenue, record deferred revenue, and record cash flow from operating activities,” said Don Fowler, SumTotal’s chief executive officer. "By focusing on our strategy, we hope to continue to produce strong results and to end the year with a revenue growth rate at or above the levels of the rest of the market.”

Second Quarter Business Highlights

•

Signed additional North American customers, including ExxonMobil, Hyundai Information Service North America, Legg Mason Technology Services, Random House, Wyndham Worldwide Operations, and Yamaha Motor Corporation.

•

Signed new and additional international customers including Buenos Aires-based Tenaris, a global manufacturer of steel pipes for the oil, gas and automotive industries, Dubai-based hotel and hospitality management company Jumeirah International, London-headquartered Kingfisher Information Technology Services, and Tokyo-based Nippon Digital Design.

•	Signed new and additional federal, state and local government customers with the U.S. Army, Maryland Aviation Administration, Maryland Transit Administration, and San Bernardino County, Calif.

•

Named as one of the leading vendors in the employee performance management market by IT research firm Gartner. Received recognition from industry analyst Bersin & Associates for not only possessing the only complete suite of learning functionality but also being the industry’s largest LMS vendor.

•	Raised $35.1 million in an oversubscribed registered direct offering marketed to a select group of both new and existing shareholders.

Third Quarter Guidance

For the third quarter of 2007, SumTotal Systems estimates its GAAP revenue will be between $28.8 million and $30.8 million. GAAP net loss is estimated to be between $2.4 million, or $0.07 per share on both a basic and diluted basis, and $1.4 million, or $0.04 per share on both a basic and diluted basis.

On a non-GAAP basis, revenue is estimated to be between $29.0 million and $31.0 million. Non-GAAP net income is estimated to be between $1.0 million or $0.03 per share on a diluted basis, and $2.0 million, or $0.06 per share on a diluted basis. The reconciling items between the GAAP loss and non-GAAP income are estimated to be a $0.2 million adjustment to revenue, $2.1 million for amortization of intangibles, and $1.1 million for stock-based compensation.

Full Year 2007 Guidance

For the fiscal year of 2007, SumTotal Systems estimates its GAAP revenue will be between $125.0 million and $129.0 million. GAAP net loss is estimated to be between $4.8 million, or $0.16 per share on both a basic and diluted basis, and $1.8 million, or $0.06 per share on both a basic and diluted basis.

On a non-GAAP basis, revenue is estimated to be between $126.0 million and $130.0 million. Non-GAAP net income is estimated to be between $9.0 million or $0.28 per share on a diluted basis, and $12.0 million, or $0.37 per share on a diluted basis. The reconciling items between the GAAP loss and non-GAAP income are estimated to be a $1.0 million adjustment to revenue, $8.4 million for amortization of intangibles, and $4.4 million for stock-based compensation.

Conference Call

SumTotal will host an investor conference call and webcast on Tuesday, July 31, 2007, at 2:00 p.m. (Pacific Time) / 5:00 p.m. (Eastern Time) to discuss the financial results for the second quarter. A live audio webcast is available to investors and the public at www.sumtotalsystems.com under the Investor Relations section.

In addition to the webcast, a telephone replay will be available on Tuesday, July 31, 2007, beginning at approximately 5:00 p.m. (Pacific Time) through the close of business (Pacific Time) on Tuesday, August 7, 2007. Investors and other interested parties can access the replay by dialing the U.S. toll-free number: 877-519-4471, access code: 8987764. The international dial-in number is 973-341-3080 access code: 8987764.

About SumTotal Systems, Inc.

SumTotal Systems, Inc. (NASDAQ: SUMT) is a global provider of talent and learning management solutions. SumTotal deploys mission-critical solutions designed to align goals, develop skills, assess performance, plan for succession and set compensation. SumTotal’s solutions aim to accelerate performance and profits for more than 1,500 companies and governments of all sizes, including six of the world’s 10 biggest pharmaceutical makers, six of the 10 largest automotive companies in the world, four of the five branches of the U.S. Armed Forces, three of the world’s top five airlines, five of the six largest US commercial banks, and two of the world’s top five specialty retailers. Mountain View, Calif.-based SumTotal has offices across Asia, Australia, Europe and North America. For more information about SumTotal's products and services, visit www.sumtotalsystems.com.

SumTotal, the SumTotal logo, TotalLMS, and Results-On-Demand are registered trademarks or trademarks of SumTotal Systems, Inc. and/or its affiliates in the United States and/or other countries. Other names may be trademarks of their respective owners.

SAFE HARBOR / FORWARD-LOOKING STATEMENT

Information in this press release and the accompanying conference call contain forward-looking statements and management’s estimation regarding future performance of the company, including without limitation, financial estimates for the third quarter ending September 30, 2007 and the 2007 fiscal year. These statements represent the company’s current expectations or beliefs concerning its future results, and include statements, among others, regarding its financial guidance for estimated GAAP and non-GAAP revenue; loss and income; growth of recurring revenue base; the company’s competitive position and business model, including its market share and its ability to grow its subscriptions and support business, including internationally and in the performance management market; and, the company’s ability to execute and the strength and scale of its business model. These statements are not historical facts or guarantees of future performance or events; are based on current expectations, estimates, beliefs, assumptions, goals and objectives; and involve known and unknown risks, uncertainties and other factors that may cause actual results to be materially different from the results expressed or implied by these statements. Readers of this press release and listeners to the accompanying conference call are cautioned not to place undue reliance on any forward-looking statement or statements. Additional factors that could cause actual results to differ include, but are not limited to, (i) failure to close expected transactions for the company’s solutions and products either in the third quarter of fiscal 2007 or thereafter, and the timing of recognizing revenue from such transactions; (ii) the ability to successfully manage and increase growth outside of the United States and significant current and expected additional competition; (iii) inaccurately estimating the speed, ability or cost of the company transitioning its product offerings to on-demand subscriptions and a recurring revenue model; (iv) the need to continue to expand product distribution and services offerings and the acceptance of such products and offerings, including, but not limited to, SumTotal 7.6; (v) the company’s inability to grow its business and revenue, and to accurately predict the timing and expense of growing them, especially for on-demand subscriptions and its recently acquired performance management product; (vi) unexpected expenses or failure to implement in a timely fashion, or at all, the requisite steps to control expenses; (vii) the company’s ability to recruit and retain key personnel, including management, to support our current business and future growth; (viii) the company’s ability to protect its intellectual property rights and claims that the company has infringed the intellectual property rights of others; (ix) adoption of new accounting regulations and standards that may affect reported earnings and operating income; (x) the lengthening of the company’s sales cycle and increased difficulties in negotiating sales contracts on terms favorable to us and the uncertain timing of such sales; (xi) the level of corporate spending and changes in general economic conditions that affect demand for computer software and services in general which may disproportionately affect the market for our products; (xii) other market conditions that include risks and uncertainties such as risks associated with financial, economic, political, terrorist activity and other uncertainties associated with operating a global business; and (xiii) other events and other important factors disclosed previously and from time to time in SumTotal Systems’ filings with the Securities and Exchange Commission, including the company’s annual report for fiscal year 2006 on Form 10-K filed on March 16, 2007, its quarterly report on Form 10-Q filed on May 9, 2007, its Prospectus Supplement filed on Form 424B2 filed on May 21, 2007, Form S-3/As filed on September 28, 2006 and October 2, 2006 and its Form 8-Ks. The forward-looking statements contained in this release and the accompanying conference are made as of the date of this press release and conference call, and the company assumes no obligation to update the information in either the press release or the accompanying conference call.

###

Investor Contact:

SumTotal Systems, Inc.

Gwyn Lauber, 650-934-9594

glauber@sumtotalsystems.com

Media Contact:

SumTotal Systems, Inc.

Bill Perry, 614-975-7538

bperry@sumtotalsystems.com

SumTotal Systems, Inc.

Condensed Consolidated Balance Sheets

(in thousands)

(Unaudited)

	June 30, 2007	December 31, 2006
Assets
Current assets:
Cash, cash equivalents and restricted cash	$38,964	$10,199
Short term investments	14,366	5,530
Accounts receivable, net	24,082	28,516
Prepaid expenses and other current assets	4,790	3,891

Total current assets	82,202	48,136

Property and equipment, net	7,597	5,945
Goodwill	68,461	68,461
Intangible assets, net	17,027	21,327
Other assets	1,162	1,194

Total assets	$176,449	$145,063

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$3,188	$3,991
Accrued compensation and benefits	6,876	8,554
Other accrued liabilities	3,432	4,612
Restructuring accrual	59	866
Deferred revenue	35,125	29,958
Notes payable	6,155	6,095

Total current liabilities	54,835	54,076

Non-current liabilities:
Other accrued liabilities, non-current	223	246
Deferred revenue, non-current	757	781
Notes payable, non-current	8,041	10,735

Total liabilities	63,856	65,838

Commitments and contingencies	—	—

Stockholders' equity	112,593	79,225

Total liabilities and stockholders' equity	$176,449	$145,063

SumTotal Systems, Inc.

GAAP Condensed Consolidated Statements of Operations

(in thousands, except per share amounts)

(Unaudited)

	Three-Months Ended June 30,		Six-Months Ended June 30,
	2007	2006	2007	2006
Revenue:
Subscriptions and Support	$15,104	$11,692	$29,572	$22,636
Services	7,979	6,861	16,212	13,944
License	7,143	6,552	13,492	12,826

Total revenue	30,226	25,105	59,276	49,406

Cost of revenue:
Subscriptions and Support	5,166	3,575	9,912	7,112
Services	5,636	5,124	11,226	10,299
License	200	163	292	343
Amortization of intangible assets	2,051	2,169	4,301	4,496

Total cost of revenue	13,053	11,031	25,731	22,250

Gross margin	17,173	14,074	33,545	27,156

Operating expenses:
Research and development	5,258	4,039	10,297	8,138
Sales and marketing	8,954	7,622	16,857	14,865
General and administrative	4,414	4,741	9,420	10,552

Total operating expenses	18,626	16,402	36,574	33,555

Loss from operations	(1,453)	(2,328)	(3,029)	(6,399)

Interest expense	(364)	(431)	(743)	(866)
Interest income	379	189	541	352
Other income (expense), net	(34)	256	(43)	180

Loss before provision for income taxes	(1,472)	(2,314)	(3,274)	(6,733)
Provision for (benefit of) income taxes	47	(22)	71	(5)

Net loss	$(1,519)	$(2,292)	$(3,345)	$(6,728)

Net loss per share, basic	$(0.05)	$(0.09)	$(0.12)	$(0.27)

Net loss per share, diluted	$(0.05)	$(0.09)	$(0.12)	$(0.27)

Weighted average common shares outstanding, basic	29,609	24,909	28,224	24,804

Weighted average common shares outstanding, diluted	29,609	24,909	28,224	24,804

Use of Non-GAAP Financial Measures

In managing its business financial performance and establishing internal financial plans and targets the Company uses non-GAAP financial measures. Management believes that certain non–GAAP financial measures provide greater transparency in managing its operations and business. The company has presented these non-GAAP financial measures as supplemental information to allow investors to see how management views the operating performance of the company and how it communicates the performance internally. The company has historically reported similar non-GAAP financial measures to its investors and believes that the inclusion of comparative numbers provides consistency in its financial reporting. This non-GAAP information is subject to material limitations and is not intended to be used in isolation or instead of results prepared in accordance with GAAP but rather in addition to the GAAP results. Also, the non–GAAP information prepared by SumTotal is not necessarily comparable to non-GAAP information provided by other companies.

A reconciliation of the non-GAAP measures to GAAP is included in the financial tables contained in this press release. Investors are encouraged to review the reconciliation of the non-GAAP financial measures to the most directly comparable GAAP financial measures as provided herein.

The adjustments and the basis for excluding them are as follows:

Deferred Revenue Write-Down

The company excludes the impact of the write-down of acquired deferred revenue to fair value relating to its acquisitions of Docent, Inc., Pathlore Software Corporation and MindSolve Technologies, Inc. This has the effect of increasing licenses and subscriptions and support revenue to the amounts that would have been recorded in the absence of the purchase accounting adjustments required by GAAP. This is done to provide management with better visibility on the contractual revenue run rate, subscription and support renewal rates and the operating profitability of the business.

Stock-Based Compensation

The company has incurred stock-based compensation as required by FAS 123R. The company excludes these expenses from services and subscriptions and support cost of revenue, research and development expenses, sales and marketing expenses and general and administrative expenses because it believes that the information is not relevant in managing its operations. Excluding these expenses also provides for better comparability between periods and for results that better reflect the economic cash flows of the operations.

Amortization of Intangible Assets

The company has incurred expenses for amortization of intangible assets in the cost of sales numbers reported in its GAAP financial results. These expenses relate to various acquisitions of companies and technology. Management excludes these expenses when evaluating its operating performance because it believes that it provides for better comparability between periods and provides results that are more reflective of the operating performance of the business.

Income Taxes

These adjustments are not tax effected as management believes that given the company's historical operating losses and other tax considerations, they would not result in a tax charge to the income statement.

SumTotal Systems, Inc.

Non-GAAP to GAAP Reconciliation

(in thousands, except per share amounts)

(Unaudited)

	Three-Months Ended June 30,		Six Months Ended June 30,
	2007	2006	2007	2006
Non-GAAP revenue	$30,547	$26,509	$60,037	$52,831
Deferred revenue write-off Subscriptions and Support	(299)	(921)	(709)	(2,181)
Deferred revenue write-off License	(22)	(483)	(52)	(1,244)

GAAP revenue	$30,226	$25,105	$59,276	$49,406

Non-GAAP net income	$1,942	$2,285	$3,858	$3,202
Deferred revenue write-off Subscriptions and Support	(299)	(921)	(709)	(2,180)
Deferred revenue write-off License	(22)	(483)	(52)	(1,244)
Amortization of intangible assets	(2,051)	(2,169)	(4,301)	(4,496)
Stock-based compensation Subscriptions and Support	(60)	(53)	(120)	(100)
Stock-based compensation Services	(128)	(191)	(265)	(382)
Stock-based compensation Research and Development	(141)	(121)	(279)	(244)
Stock-based compensation Sales and Marketing	(257)	(254)	(532)	(496)
Stock-based compensation General and Administrative	(503)	(385)	(945)	(788)

GAAP net loss	$(1,519)	$(2,292)	$(3,345)	$(6,728)

Basic EPS:
Non-GAAP net income per share	$0.07	$0.09	$0.14	$0.13
Deferred revenue write-off	(0.01)	(0.05)	(0.03)	(0.14)
Amortization of intangible assets	(0.07)	(0.09)	(0.15)	(0.18)
Stock-based compensation	(0.04)	(0.04)	(0.08)	(0.08)

GAAP net loss per share, basic	$(0.05)	$(0.09)	$(0.12)	$(0.27)

Non-GAAP net income per share, diluted	$0.06	$0.09	$0.13	$0.12

Weighted average common shares outstanding, basic	29,609	24,909	28,224	24,804

Weighted average common shares outstanding, diluted	31,356	26,050	29,718	25,884